EXHIBIT 99.1

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the attached statement on Schedule 13G relating to the Class A common stock of BitGo Holdings, Inc. is filed on behalf of each of us.

Dated:  May 15, 2026

Redpoint Ventures V, L.P.

By:

Redpoint Ventures V, LLC

Its:

General Partner

By:

/s/ Jeffrey Brody

Name: Jeffrey Brody

Title: Managing Director

Redpoint Associates V, LLC

By:

/s/ Jeffrey Brody

Name: Jeffrey Brody

Title: Managing Director

Redpoint Ventures V, LLC

By:

/s/ Jeffrey Brody

Name: Jeffrey Brody

Title: Managing Director